ALEXANDER & BALDWIN, INC. DEFERRED COMPENSATION PLAN
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                                AMENDMENT NO. 2
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     The Alexander & Baldwin, Inc. Deferred Compensation Plan, effective
August 25, 1994, is hereby amended, effective June 1, 1998, as follows:

     1. Section II is hereby amended by replacing the definition of "Fair Market Value" in its entirety with the following:

          "Fair Market Value shall, with respect to the per share valuation
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     of the Common Stock on any relevant date, be the mean between the highest and lowest selling prices per share of Common Stock on such date, as quoted on the Nasdaq National Market (or any successor system). Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the mean between the highest and lowest selling prices on such exchange on the date in question, as such prices are quoted on the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the Nasdaq National Market (or national securities exchange) on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the Nasdaq National Market (or such securities exchange) on the last preceding date for which such quotation exists."

     2. Except as modified by this Amendment No. 2, all terms and provisions of the Alexander & Baldwin, Inc. Deferred Compensation Plan shall continue in full force and effect.

      IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused its authorized officers to affix the corporate name and seal hereto this 25th day of June, 1998.


                                    ALEXANDER & BALDWIN, INC.

                                    By /s/ Miles B. King
                                       Its Vice President

                                    By /s/ Alyson J. Nakamura
                                       Its Assistant Secretary